UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2016

STEEL EXCEL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York	10604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 11, 2016, Steel Excel Inc. (the "Company") notified the NASDAQ Stock Market of its intention to file a Form 25 ("Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934") with the Securities and Exchange Commission (the "SEC") on March 31, 2016. The purpose of the Form 25 filing is to effect the delisting from the NASDAQ Capital Market ("NASDAQ") of the Company's outstanding common shares, par value $0.001 per share of the Company, and associated preferred stock purchase rights (collectively, the "Stock"), and the deregistration of the Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  The Company expects that the Form 25 filing will become effective on March 31, 2016. After the effectiveness of the Form 25 filing, the Company also intends to file a Form 15 with the SEC to suspend the Company's duty to file reports under Sections 13(a) and 15(d) of the Exchange Act and to deregister its Stock under Section 12 of the Exchange Act.

Item 7.01. Regulation FD Disclosure.

On March 11, 2016, the Company issued a press release announcing the Company's intention to voluntarily delist from NASDAQ and deregister its Stock with the SEC.  The full text of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Steel Excel Inc. under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Exhibit Description
99.1

Steel Excel Inc. Press Release issued March 11, 2016, announcing the Company's intention to voluntarily delist from NASDAQ and deregister its common stock and associated preferred stock purchase rights with the SEC.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL EXCEL INC.

Date: March 11, 2016	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibits

99.1	Press release issued on March 11, 2016.